SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A )
Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:		☐	Confidential, for Use of
☐	Preliminary proxy statement		the Commission Only (as
☒	Definitive proxy statement		permitted by Rule 14a-6(e)(2)
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

NBOG BANCORPORATION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NBOG BANCORPORATION, INC.
807 Dorsey Street
Gainesville, Georgia 30501
(770) 297-8060

May 26, 2005

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, June 23, 2005 at 8:00 a.m. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

Enclosed in this packet is a notice of our annual meeting, a proxy statement describing the formal business to be transacted at the meeting and a prospectus describing your right to buy your pro rata share in our six million dollar stock rights offering at $4.00 per share. The prospectus also contains information on our operations and financial performance, as well as our audited financial statements. At our annual meeting, we intend to discuss the stock rights offering and our operations during the past year and during the first half of 2005, as well as our plans for the future.

Under our stock rights offering, described more fully in the prospectus, you are entitled to buy 1.72 shares at $4.00 per share for every share of NBOG stock that you owned on May 17, 2005. In addition, if other shareholders decline to purchase their pro rata share, the Board may, in its sole discretion, sell additional shares to you at $4.00 per share. We hope to answer any questions you may have about out stock rights offering at the annual meeting of shareholders. In order to participate in this offering, the Subscription Rights Exercise Form, attached as Appendix A to the prospectus, must be signed and returned to NBOG by Monday, June 27, 2005.

Your directors and executive officers remain committed to the long-term success and future of NBOG Bancorporation and The National Bank of Gainesville. In the last six months, the directors and executive officers have purchased 45,900 shares at $6.00 a share and 49,675 shares at $10.00 a share, raising over $750,000 in new capital for the Bank. Through the stock rights offering, our Board of Directors would like to share the opportunity to obtain an additional stake in NBOG Bancorporation, Inc. at $4.00 per share.

To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed yellow proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

Sincerely,

/s/ Albert F. Satterwhite	/s/ Ann M. Palmour

Albert F. Satterwhite	Ann M. Palmour
President and Chief Executive Officer	Chairman of the Board of Directors

NBOG BANCORPORATION, INC.
807 Dorsey Street
Gainesville, Georgia 30501
(770) 297-8060

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2005

The annual meeting of shareholders of NBOG Bancorporation, Inc. (the “Company”) will be held on Thursday, June 23, 2005 at 8:00 a.m., at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, for the following purposes:

(1)	to elect two (2) persons to serve as Class II Directors for a three-year term expiring in 2008; and

(2)	to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on May 17, 2005 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Ann M. Palmour

Ann M. Palmour
Chairman of the Board of Directors

May 26, 2005

NBOG BANCORPORATION, INC.
807 Dorsey Street
Gainesville, Georgia 30501
(770) 297-8060

PROXY STATEMENT FOR 2005 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on June 23, 2005, at 8:00 a.m., at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business on May 17, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about May 26, 2005.

Number of Shares Outstanding

As of the close of business on the record date, the Company had 50,000,000 shares of common stock, no par value, authorized, of which 868,198 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal to Be Considered

Shareholders will be asked to elect two (2) persons to serve as Class II Directors for a three-year term expiring in 2008. The Board of Directors recommends a vote for approval of this proposal.

Procedures for Voting by Proxy

If you properly sign, return, and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering to W. Bryan Hendrix, Chief Financial Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eight members and is divided into three classes. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor. The Board of Directors unanimously recommends that the shareholders elect the persons identified below as Director Nominees to serve as Class II Directors for a three-year term expiring in 2008. The following table shows for each nominee and continuing director: (a) his or her name; (b) his or her age at December 31, 2004; (c) how long he or she has been a director of the Company; (d) his or her position(s) with the Company, other than as a director; and (e) his or her principal occupation and business experience for the past five years. Unless otherwise indicated below, each of our directors has held the respective positions described below for at least the last five years. The address of each director is 807 Dorsey Street, Gainesville, Georgia, 30501. Each of the directors listed below is also a director of the National Bank of Gainesville.

Name (Age)	Director Since	Position with the Company and Business Experience

Class II Director Nominees: (For Three-Year Term Expiring 2008)

Paula M. Allen (65)	2000	Principal of Allen & Associates, Inc. (a real estate investment and management company) since 1973.

Shelley Palmour Anderson* (39)	2000	Treasurer of the Company; President and sole owner of Shelley Palmour Insurance Agency since 1990.

Class I Continuing Directors: (Term Expiring 2007)

Ann M. Palmour* (67)	2000	Chairman of the Company; Owner of Palmour Properties (a real estate development company) since 1976.

Albert F. Satterwhite (59)	2004	President and Chief Executive Officer of the Company since 2004; Previously, Senior Vice President of Branch Bank and Trust Company from 2000 until 2004.

Dr. Wendell A. Turner (47)	2001	Medical doctor, Lanier OB-GYN Associates since 1986.

Class III Continuing Directors: (Term Expiring 2006)

Kathy L. Cooper (42)	2000
Secretary of the Company; President of Cooper Family Enterprises (owns and operates two poultry operations, a cattle farm, a Christmas tree farm/trim shop, a grading company, several rental properties) since 1985; Associate Broker with Southern Heritage Land Co.

Lanny W. Dunagan (52)	2002	Sole owner of Lanny Dunagan’s Welding Service since 1985.

Gilbert T. Jones, Sr. (66)	2000	Sole owner of Great Southern Resource & Investment, Inc. (a development and construction company) since 1985.
__________________________________
* Ann M. Palmour is the mother of Shelley Palmour Anderson.

Director Resignations

In March 2005 the Board of Directors determined that it was in the best interest of the Company to ask that each director exercise one third of his or her outstanding warrants and options at $10.00 a share to raise additional capital for the Company and the Bank. The Board also asked for the resignation of any director who did not exercise his or her outstanding warrants. Between March 28, 2005 and April 13, 2005, Dr. Rodger P. Martin, Anne L. Davenport, J. Darwin Allison, Jr., and Dr. John C. McHugh resigned instead of exercising any warrants or options.

On April 28, 2005, the Company received a letter of resignation from Chairman R. Allen Smith, indicating Mr. Smith was resigning from the Board of Directors for personal reasons.

Meetings and Committees of the Board

During the year ended December 31, 2004, the Board of Directors of the Company held twelve meetings. Each of the incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the Board on which he or she serves.

Nominating Committee.  The Company does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Each of the Company’s directors except for Mr. Satterwhite meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. Since the Company is a small business issuer, the Company believes a standing nominating committee for director nominees is not necessary. See “Director Nominations and Shareholder Communications” on page .

Compensation/Administrative Committee. The Boards of Directors of the Company and the Bank have established a joint Compensation/ Administrative Committee for the purpose of addressing issues regarding personnel and compensation and administering the NBOG Bancorporation, Inc. 2003 Stock Incentive Plan. The Compensation/ Administrative Committee members for 2004 were Shelley Palmour Anderson, Chairman; Paula M. Allen; Gilbert T. Jones, Sr. and Ann M. Palmour. The Compensation/Committee held two meetings during the year ended December 31, 2004. In 2005, the Compensation/ Administrative committee was expanded to include all of the independent directors of the Company. The Compensation/Committee has not adopted a charter.

Audit Committee. The Boards of Directors of the Company and the Bank have established a joint Audit Committee for the purpose of reviewing the Company’s annual report and internal audit report of independent public accountants. The Audit Committee members for 2004 were Dr. John C. McHugh, Chairman; Gilbert T. Jones, Sr.; Dr. Roger P. Martin; Dr. Wendell A. Turner; and Ann M. Palmour. The Audit Committee members for 2005 will be Ann M. Palmour, Chairman; Kathy L. Cooper; and Gilbert T. Jones, Sr. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. Although none of the Audit Committee members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes each has the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The Audit Committee held five meetings during the year ended December 31, 2004. The Audit Committee also serves as the Information Technology Committee. The Audit Committee has not adopted a charter.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2004 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed the Company’s 2004 audited consolidated financial statements with the Company’s management;

•
The Audit Committee has discussed with the independent auditors McNair, McLemore, Middlebrooks & Co, LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•
Based on review and discussions of the Company’s 2004 audited consolidated financial statements with management and discussions with the independent auditors, as described above, the Audit Committee recommended to the Board of Directors that the Company’s 2004 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

May 26, 2005	By:	Gilbert T. Jones
Dr. Wendell A. Turner
Ann M. Palmer

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table shows for each executive officer and significant employee of the Company: (a) his or her name; (b) his or her age at December 31, 2004; (c) how long he or she has been an officer of the Company; and (d) his or her positions with the Company and the Bank:

Name (Age)	Held Position Since	Position with the Company and Business Experience

EXECUTIVE OFFICERS:

Albert F. Satterwhite (59)	2004
President and Chief Executive Officer of the Company and the Bank; Previously, Senior Vice President of Branch Bank and Trust Company in Macon, Georgia from 2000 until 2004; President of United Bank in Griffin, Georgia in 1999; Community Bank President and Chief Executive Officer of Union Planters Bank of Southern Mississippi from 1996 until 1999; President and Chief Executive Officer of BankSouth from 1992 to 1996; Division Vice President of BankSouth from 1985 until 1992; President and Chief Executive Officer of International City Bank from 1983 to 1985; and President and Chief Executive Officer of Citizens First National Bank of Crystal River from 1981 to 1983.

W. Bryan Hendrix (42)	2004
Chief Financial Officer of the Company and the Bank; Previously, First Vice President and Controller of Gainesville Bank & Trust in Gainesville, Georgia from 1996 until 2004; Vice-President and Audit Manager of First National Bancorp, Inc. from 1984 to 1996.

SIGNIFICANT EMPLOYEE:

Michael C. Lynch (32)	2004
Senior Vice President and Senior Lender of the Company and the Bank; Previously, Vice President of Branch Bank and Trust from 1999 to 2004, during which time Mr. Lynch served as Regional Credit Officer, Small Business Loan Administrator and Commercial Lender. From 1995 to 1999, Mr. Lynch was employed with Wachovia Bank, N.A., where he served as Branch Manager and Commercial Lender.

COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2004, 2003 and 2002 for our President and Chief Executive Officer. No other executive officer received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during 2004.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Position	Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options		All Other Compensation ($)

Gary H. Anderson,	2004	38,867	--	--		45,021	[1]
Former President and CEO	2003	136,963	--	12,000	[2]	768	[3]
	2002	133,400	--	--		2,209	[3]

Albert F. Satterwhite,	2004	80,917	--	--		384	[3]
President and CEO	2003	--	--	--		--
	2002	--	--	--		--

R. Allen Smith,	2004	73,532	--	27,500	[4]	--
Interim President and CEO	2003	--	--	--		--
	2002	--	--	--		--

[1]	Represents a $44,765 severance payment to Mr. Anderson, including the payment of approximately $11,190 related to accrued but unused vacation, and $256 in life insurance premiums.

[2]	Upon Mr. Anderson’s resignation, the options reflected above were forfeited.

[3]	Represents life insurance premiums.

[4]	Upon Mr. Smith’s resignation, the options reflected above were forfeited.

We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations.

Employment Agreements

Although we have not entered into an employment agreement with either Messrs. Satterwhite or Hendrix, we are currently paying each a based salary of $130,000 and $110,000, respectively. The Board of Directors is currently negotiating the terms of potential employment agreements with Messrs. Satterwhite, Hendrix and Lynch.

On August 22, 2000, the Company entered into an employment agreement with Mr. Anderson regarding his employment as the President and Chief Executive Officer of the Company. On April 6, 2004, Mr. Anderson resigned from his positions with the Company. Upon Mr. Anderson’s resignation, the employment agreement was terminated. Under the terms of the employment agreement, Mr. Anderson's annual salary for 2003 was set at $136,963. Additionally, during 2003, Mr. Anderson received stock options to purchase 12,000 shares of the Company’s common stock at $10.00 per share, a car allowance of $500 per month and other customary benefits commensurate with his position and responsibilities. As a result of Mr. Anderson’s resignation, the stock options awarded to Mr. Anderson in 2003 expired without becoming exercisable.

As a result of Mr. Anderson’s resignation, he is not entitled to any severance payment under the terms of the employment agreement. However, in consideration of the contributions that Mr. Anderson has made to the Company and The National Bank of Gainesville since their organization, the Company has agreed to a lump sum payment to Mr. Anderson of approximately $44,765, which includes the payment of approximately $11,190 related to accrued but unused vacation.

Director Compensation

The directors of the Company and the Bank will not be compensated separately for their services as directors until net profits of the Company and the Bank exceed the Company's net losses since inception on a cumulative basis. In the future we may adopt a director compensation policy that conforms to applicable law.

Option Grants in Last Fiscal Year

The following table provides details regarding the stock options granted in 2004 to the executive officers named in the summary compensation table. The options described below vest in one-third annual increments beginning on December 16, 2005.

Name	Securities Underlying Option Grants (#)	Percentage of Total Options Granted to Employees During 2004 (%)	Exercise Price ($/share)	Expiration Date

Gary H. Anderson	--	--	--	--

Albert F. Satterwhite	--	--	--	--

R. Allen Smith	27,500	100%	$10.00	12/16/2014

Due to Mr. Smith’s resignation from the Board of Directors prior to completing a year of service after the grant date, none of the shares subject to the option have vested, and the option will expire without becoming exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information as of December 31, 2004 concerning stock options held by the executive officers named in the summary compensation table. The named executive officers did not exercise any options to purchase common stock of the Company during 2004. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the Money Options at December 31, 2004
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary H. Anderson	--	--	--	--	--	--

Albert F. Satterwhite	--	--	--	--	--	--

R. Allen Smith	--	--	--	27,500	--	--

There is no active trading market for the Company’s common stock. The in-the-money value of the options was based on a value equal to $4.00 per share, which is the offering price in this offering. Since the exercise price of the options is $10.00 per share, the options are not in-the-money. Due to Mr. Smith’s resignation from the Board of Directors prior to completing a year of service after the grant date, none of the shares subject to the option have vested, and the option will expire without becoming exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of the record date by (a) each director and executive officer of the Company and (b) all executive officers and directors, as a group. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares. Additionally, the address of each person is 807 Dorsey Street, Gainesville, Georgia 30501.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose or to direct the disposition of a security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.

Name	Number of Shares	Warrants and Options	Total Beneficial Ownership	Percent of Class	Nature of Ownership

Directors and Named Executive Officers:

Paula M. Allen	27,500	11,667	39,167	4.5

Shelley Palmour Anderson	17,632	6,734	24,366	2.8

Kathy L. Cooper	17,999	6,667	24,666	2.8	Includes 500 shares held in an IRA for the benefit of Ms. Cooper’s spouse.

Lanny W. Dunagan	33,848	13,334	47,182	5.4

Gilbert T. Jones, Sr.	45,732	20,534	66,266	7.5	Includes 500 shares held as custodian for Mr. Jones’ grandchildren.

Ann M. Palmour	42,268	13,358	55,626	6.3

Albert F. Satterwhite	8,333	0	8,333	1.0

Wendell A. Turner	52,600	30,600	83,200	9.3	Includes 52,600 shares held by Lanier OB-GYN Associates Profit Sharing Trust for the benefit of Dr. Turner.

All Directors and Executive Officers as a Group (9 persons)	250,078	102,894	352,972	36.4

5% Shareholders:

J. Darwin Allison, Jr.	24,166	20,000	44,166	5.0

Roger P. Martin	47,267	30,600	77,867	8.7	Includes 30,600 shares held by Lanier OB-GYN Associates Profit Sharing Trust for the benefit of Dr. Martin and 12,500 shares held by Wahoo Calc, LLC.

John C. McHugh	34,166	10,000	44,166	5.0

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, all of our directors and executive officers, except as noted, complied with all applicable Section 16(a) filing requirements during 2004. R. Allen Smith filed one late report reporting his initial ownership due to difficulties in obtaining SEC filing codes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s directors and officers, and the businesses and other organizations with which they are associated, from time to time may have banking transactions in the ordinary course of business with the Bank. The Bank’s policy is that any loans or other commitments to those persons or entities be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing. All transactions with affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of directors including a majority of disinterested directors.

In addition, each loan by the Bank to any officer, director or controlling person of the Bank or any of its affiliates may be made only in compliance with the following conditions:

The loan:

▪
must be evidenced by a promissory note naming the Bank as payee and must contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank's locale;

▪
must be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the Bank's locale;

▪
must be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the Bank's locale, show the loan to be collectible and the borrower a satisfactory credit risk; and

▪
the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the Bank's locale.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected the accounting firm of McNair, McLemore, Middlebrooks & Co, LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 2005. McNair, McLemore, Middlebrooks & Co, LLP has served as the Company's independent accounting firm since October 2004. From May 2004 to October 2004, Mauldin & Jenkins, LLC served as the Company’s independent accounting firm. Porter Keadle Moore, LLP served as the Company's independent accounting firm for the fiscal year ended December 31, 2003.

On October 21, 2004, the Company dismissed Mauldin & Jenkins, LLC as its independent accountants and engaged McNair, McLemore, Middlebrooks & Co, LLP as its independent accountants.

Prior to the dismissal, the Company did not consult with McNair, McLemore, Middlebrooks & Co, LLP regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with McNair, McLemore, Middlebrooks & Co, LLP regarding the type of audit opinion that might be rendered on the Company's consolidated financial statements.

Mauldin & Jenkins, LLC has not issued any reports on the Company's consolidated financial statements since being appointed independent accountants for the Company on May 14, 2004. Since its appointment on May 14, 2004 there have been no disagreements with Mauldin & Jenkins, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of Mauldin & Jenkins, LLC, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company’s Audit Committee participated in and approved the decision to change the Company’s independent accountants.

On May 19, 2004, the Company dismissed Porter Keadle Moore, LLP as its independent accountants. Management anticipates, however, that Porter Keadle Moore, LLP will render consulting and other non-audit services to the Company in the future.

Prior to the dismissal, the Company did not consult with Mauldin & Jenkins, LLC regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Mauldin & Jenkins, LLC regarding the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The report of Porter Keadle Moore, LLP on the Company's consolidated financial statements for the fiscal year ended December 31, 2003 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal year ended December 31, 2003 and during the subsequent interim period preceding the Company's dismissal of Porter Keadle Moore, LLP, there were no disagreements with Porter Keadle Moore, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of Porter Keadle Moore, LLP, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company's Audit Committee participated in and approved the decision to change the Company's independent accountants.

The following table sets forth the fees billed and, as to audit and audit-related fees, expected to be billed to the Company for the fiscal years ended December 31, 2004 and 2003 by McNair, McLemore, Middlebrooks & Co., LLP.

	2004	2003
Audit Fees [1]	$40,991		- 0 -
Audit-Related Fees	- 0 -		- 0 -
Tax Fees [2]	3,871		- 0 -
All Other Fees	- 0 -		- 0 -
Total Fees	$44,862	$	- 0 -

[1]	Represents fees related to the audit and quarterly reviews of consolidated financial statements of the Company and review of regulatory filings.
[2]	Represents fees related to tax compliance, tax advice and tax planning service.

All of the services provided by the independent accountants were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent accountants and may not engage them to perform any prohibited non-audit services. The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.

Representatives of McNair, McLemore, Middlebrooks &Co, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations. The full Board of Directors of the Company participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the Bank, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.

In accordance with the Company’s bylaws, a shareholder may nominate persons for election as directors if written notice of the shareholder’s intent to make a director nomination is delivered or mailed to and received by the Secretary of the Company not later than the later of (1) 30 days in advance of the date of the annual meeting of shareholders or (2) the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. The notice must set forth:

(1)
the information that would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors of the Company;

(2)	the consent of the nominee to being named in a proxy statement as a nominee and to serve as a director of the Company if elected;

(3)	the name and address of the shareholder giving the notice; and

(4)	the class and number of shares of the Company beneficially owned by the shareholder.

The chairman of a shareholder meeting must refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Shareholder Proposals. To be included in the Company’s 2006 proxy statement, shareholder proposals submitted for consideration at the 2006 annual meeting of shareholders must be received by the Company no later than January 26, 2006. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after March 26, 2006. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2006 proxy statement.

Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 807 Dorsey Street, Gainesville, Georgia 30501. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Annual Meeting Attendance. Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the directors attended the 2004 annual meeting of shareholders.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Upon written request, the Company will provide without charge to any shareholder a copy of the Company’s annual report on Form 10-K. Please direct such requests to W. Bryan Hendrix at 807 Dorsey Street, Gainesville, Georgia, 30501.

May 26, 2005

NBOG BANCORPORATION, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2005

The undersigned hereby appoints Kathy L. Cooper and Lanny W. Dunagan as proxies, with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated below, all of the common stock of NBOG Bancorporation, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, June 23, 2005, at 8:00 a.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL 1:	To elect the two (2) persons listed below to serve as Class II Directors of NBOG Bancorporation, Inc. for a three-year term expiring at the 2008 annual meeting of shareholders:

Paula M. Allen
Shelley Palmour Anderson

☐	FOR all nominees listed above (except as	☐	WITHHOLD authority to vote for all nominees
	indicated below)		listed above

INSTRUCTION:	To withhold authority for any individual nominees, mark "FOR" above, and write the nominees’ names in this space. ___________________________________________________________________

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted for the proposals. Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder	Date

Signature of Shareholder	Date

Print Name(s) of Shareholder(s)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL __________     WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE